Exhibit 23(a)

                        Consent of Independent Auditors

Consent of Independent Certified Public Accountants




The Board of Directors
R. G. Barry Corporation:


We consent to the use of our report incorporated herein by reference.



KPMG Peat Marwick LLP



Columbus, Ohio
June 25, 1996